As filed with the Securities and Exchange Commission on August 5, 2003
                                                    Registration No. 333-08862
===============================================================================
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _______________

                                   Form S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                                _______________

                                Allstream Inc.
            (Exact name of registrant as specified in its charter)
                                _______________

            Canada
(State or other jurisdiction of                        Not Applicable
 incorporation or organization)            (I.R.S. Employer Identification No.)
                                _______________

                                  Suite 1600
                          200 Wellington Street West
                               Toronto, Ontario
                                Canada M5V 3G2
                   (Address of Principal Executive Offices)

                   Allstream Inc. Management Incentive Plan
                           (Full title of the plan)

                             Puglisi & Associates
                         850 Library Avenue, Suite 204
                            Newark, Delaware 19715
                    (Name and address of agent for service)

                                (302) 738-6680
         (Telephone number, including area code, of agent for service)
                                _______________
                                  Copies to:
          Rodger Madden, Esq.                         Thomas R. Brome, Esq.
             Allstream Inc.                        Cravath, Swaine & Moore LLP
               Suite 1600                                Worldwide Plaza
       200 Wellington Street West                       825 Eighth Avenue
            Toronto, Ontario                            New York, New York
             Canada M5V 3G2                                 10019-7475
             (416) 345-2000                               (212) 474-1000
                                _______________

                        CALCULATION OF REGISTRATION FEE
=======================================================================================================================
 Title of securities to be registered      Amount to be      Proposed maximum     Proposed maximum       Amount of
                                         registered (1)(2)    offering price          aggregate      registration fee
                                                              per share (3)        offering price           (4)
                                                                                         (3)
-----------------------------------------------------------------------------------------------------------------------
Class A Voting Shares, no par value       up to 2,000,000      U.S. $40.46        U.S. $80,920,000          --
-----------------------------------------------------------------------------------------------------------------------
Class B Limited Voting Shares, no par
value                                     up to 2,000,000      U.S. $40.48        U.S. $80,960,000     U.S. $6549.66
-----------------------------------------------------------------------------------------------------------------------

===============================================================================

(1) An aggregate total of 2,000,000 shares of Class A Voting Shares and Class B Limited Voting Shares of the registrant are to be registered. Under the Allstream Inc. Management Incentive Plan, a maximum of an aggregate total of 2,000,000 shares of Class A Voting Shares and Class B Limited Voting Shares are issuable.

(2) This Registration Statement also covers additional Class A Voting Shares and/or Class B Limited Voting Shares of the registrant which may become issuable under the Allstream Inc. Management Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding Class A Voting Shares and/or Class B Limited Voting Shares.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and (c) under the Securities Act of 1933. The proposed maximum aggregate offering price is based upon the average of the high and low prices of the Class A Voting Shares and Class B Limited Voting Shares reported on the Nasdaq National Market on July 30, 2003.

(4) The amount of the registration fee was calculated upon the basis of the proposed maximum aggregate offering price of 2,000,000 shares of Class B Limited Voting Shares.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION

          All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

          All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.



                                     1-1

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents which have been filed by the registrant with the SEC are incorporated in this Registration Statement by reference:

          1. The registrant's Annual Report on Form 40-F filed with the SEC on May 7, 2003, which incorporates by reference the registrant's audited financial statements for the fiscal year ended December 31, 2002 contained in the registrant's report on Form 6-K furnished on February 28, 2003.

          2. All other reports filed by the registrant under Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") since December 31, 2002.

          3. The description of the Class B Non-Voting Shares of AT&T Canada Inc. (formerly MetroNet Communications Corp.) ("Predecessor") contained in Predecessor's Registration Statement on Form F-1 as filed with the SEC on October 16, 1997, Amendment No. 1 thereto filed with the SEC on December 3, 1997 and Amendment No. 3 thereto filed with the SEC on December 3, 1997, and Predecessor's Registration Statement on Form F-1 as filed with the SEC on June 1, 1998, Amendment No. 1 thereto filed with the SEC on June 26, 1998, Amendment No. 2 thereto filed with the SEC on July 8, 1998 and Amendment No. 3 thereto filed with the SEC on July 21, 1998, and the description of the Class A Voting Shares and Class B Limited Voting Shares of the registrant (the successor company to Precedessor, following its emergence from insolvency proceedings on April 1, 2003) contained in the registrant's Annual Report on Form 40-F filed with the SEC on May 7, 2003 (such Class A Voting Shares and Class B Limited Voting Shares having succeeded to the registered status of the Class B Non-Voting Shares of Predecessor pursuant to Rule 12g-3(a) of the Exchange Act), and any amendment or report filed for the purpose of amending such description.

          In addition, all reports and documents filed by the registrant under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from the filing date of each such document.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The By-Laws of Allstream Inc. (Sections 7.1, 7.4 and 7.5) provide the following:

          7.1    INDEMNITY OF DIRECTORS AND OFFICERS

          (a) The Corporation shall indemnify each of the directors and officers of the Corporation, any former director or officer of the Corporation and any other individual who acts or acted at the

               Corporation's request as a director or officer and any other individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such director, officer or other individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the director, officer or other individual is involved because of that association with the Corporation or other entity.

          (b) The Corporation shall advance moneys to any such director, officer or other individual for the costs, charges and expenses of any proceeding referred to in (a), provided such individual agrees in advance, in writing, to repay those moneys if the individual does not fulfill the conditions of paragraph (c).

          (c) The Corporation shall not indemnify a director, officer or other individual under paragraph (a) unless the director, officer or other individual:

               (i) acted honestly and in good faith with a view to the best interests of the Corporation or other entity for which the director, officer or other individual acted as a director or officer or in a similar capacity at the Corporation's request, as the case may be; and

               (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director, officer or other individual had reasonable grounds for believing that his or her conduct was lawful.

          (d) The Corporation shall seek the approval of the appropriate court to indemnify any director, officer or other individual referred to in paragraph (a), or advance monies under paragraph
               (b) in respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favour, to which such director, officer or other individual is made a party because of the association of such director, officer or other individual with the Corporation or other entity as described in paragraph (a), and shall, if such approval is obtained, indemnify the director, office or other individual against all costs, charges and expenses reasonably incurred by such director, officer or other individual in connection with such action, if the director, officer or other individual fulfills the conditions set out in paragraph (c).

          (e) Any director, officer or other individual referred to in paragraph (a) is entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by such director, officer or other individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which such director, officer or other individual is subject because of the association of such director, officer or other individual with the Corporation or other entity as described in paragraph (a), if such director, officer or other individual seeking indemnity:

               (i) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that such director, officer or other individual ought to have done; and

               (ii) fulfills the conditions set out in paragraph (c).

          7.4  NO LIABILITY OF DIRECTORS FOR CERTAIN ACTS

               No director or officer shall be liable for:

          (a) the acts, receipts, neglects or defaults of any other director, officer, employee or agent of the Corporation;

          (b) any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by, for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be loaned out or invested;

          (c) any loss or damage arising from the bankruptcy, insolvency or tortuous act of any person with whom any moneys, securities or other assets belonging to the Corporation shall be lodged or deposited;

          (d) any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation; or

          (e) any other loss, damage or misfortune whatever that may happen in the execution of the duties of the director's or officer's respective office or in relation thereto,

          unless the same shall happen by or through the director's or officer's failure to act honestly and in good faith with a view to the best interests of the Corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

          7.5  INDEMNITIES NOT EXCLUSIVE

               The provisions of this Article 7 shall be in addition to and not in substitution for or derogation from any rights to which any person referred to herein may otherwise be entitled.


          Section 124 of the Canada Business Corporations Act ("CBCA"), which governs the registrant, provides that the registrant may indemnify a director or officer of the registrant, a former director or officer of the registrant or another individual who acts or acted at the registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity (a "Registrant Indemnified Individual").

          The CBCA also provides that the registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of such proceedings. However, the individual shall repay the moneys and the registrant may not indemnify an individual unless such individual (a) acted honestly and in good faith with a view to the best interests of the registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the registrant's request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

          The registrant may, with the approval of a court, indemnify an individual or advance moneys in respect of an action by or on behalf of the registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the registrant or other entity against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in (a) and (b) above.

          A Registrant Indemnified Individual is also entitled to indemnity from the registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the registrant or other entity, if the individual seeking indemnity (x) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (y) fulfils the conditions set out in (a) and (b) above.

          The CBCA provides that the registrant may purchase and maintain insurance for the benefit of Registrant Indemnified Individuals against any liability incurred by the individual in the individual's capacity as a director or officer of the registrant; or in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the registrant's request. The registrant or a Registrant Indemnified

Individual may apply to a court for an order approving an indemnity under
Section 124 of the CBCA and the court may so order and make any further order that it sees fit.

          The registrant maintains directors' and officers' liability policies.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

          The following exhibits are filed as part of this Registration
Statement:

          Exhibit No.       Description
          -----------       -----------
             4.1            Schedule I to Certificate of Incorporation, as
                            amended, of the registrant.

             4.2            By-laws of the registrant.

             4.3            Allstream Inc. Management Incentive Plan.

             5.1 Opinion of Osler, Hoskin & Harcourt LLP regarding the legality of the securities being offered hereby.

            23.1            Consent of KPMG LLP.

            23.2 Consent of Osler, Hoskin & Harcourt LLP (contained in Exhibit 5.1).

            24.1 Power of Attorney (included as part of the signature pages to this Registration Statement).

ITEM 9.  UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     provided, however, that paragraphs (a)(1)(i) and
                     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Canada on this 31st day of July 2003.

                                       ALLSTREAM INC.

                                       By: /s/ Scott L. Ewart
                                           ----------------------------------
                                           Name:  Scott L. Ewart
                                           Title: Senior Vice President,
                                                  General Counsel and Secretary


                               POWER OF ATTORNEY

          Each of the registrant and each director or officer of the registrant whose individual signature appears below hereby appoints John T. McLennan, David A. Lazzarato and Don Welham, and each of them, any of whom may act without the joinder of the others, as the true and lawful attorney-in-fact and agent of the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and, in connection with any registration of additional securities, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                 Title                                  Date
               ---------                                 -----                                  ----
          /s/ John T. McLennan
     ------------------------------
          John T. McLennan                         Vice Chairman and                        July 31, 2003
                                           Chief Executive Officer, Director


          /s/ David A. Lazzarato
     ------------------------------           Executive Vice President and                  July 31, 2003
           David A. Lazzarato              Chief Financial Officer, Director


          /s/ Don Welham
     ------------------------------            Vice-President, Controller                   July 31, 2003
               Don Welham


          /s/ Purdy Crawford
     ------------------------------                     Director                            July 31, 2003
             Purdy Crawford


          /s/ Gerald E. Beasley
     ------------------------------                     Director                            July 31, 2003
           Gerald E. Beasley

                                     II-6



      /s/ William A. Etherington
     ------------------------------                     Director                            July 31, 2003
         William A. Etherington


         /s/
     ------------------------------                     Director                            July 31, 2003



         /s/ Ian D. Mansfeld
     ------------------------------                     Director                            July 31, 2003
            Ian D. Mansfeld


         /s/ Ian M. McKinnon
     ------------------------------                     Director                            July 31, 2003
            Ian M. McKinnon

            /s/ Jane Mowat
     ------------------------------                     Director                            July 31, 2003
               Jane Mowat

         /s/ Daniel F. Sullivan
     ------------------------------                     Director                            July 31, 2003
           Daniel F. Sullivan

                          AUTHORIZED REPRESENTATIVE

          Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States on this 31st day of July, 2003.


                                          By: /s/ Wendy Cassity
                                              ------------------------------
                                              Name:  Wendy Cassity
                                              Title: Authorized Representative

                               INDEX TO EXHIBITS


Exhibit       Description
-------       -----------

4.1 Schedule I to Certificate of Incorporation, as amended, of the registrant.

4.2           By-laws of the registrant.

4.3           Allstream Inc. Management Incentive Plan.

5.1 Opinion of Osler, Hoskin & Harcourt LLP regarding the legality of the securities being offered hereby.

23.1          Consent of KPMG LLP.

23.2          Consent of Osler, Hoskin & Harcourt LLP (contained in
              Exhibit 5.1).

24.1 Power of Attorney (included as part of the signature pages to this Registration Statement).